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                                                                   Exhibit 23(b)

                   [ARGY, WILTSE & ROBINSON, P.C. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 2003, with respect to the financial statements of Advanced Engineering and Research Associates, Inc., incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of EDO Corporation for the registration of $500,000,000 of debt securities, guarantees of debt securities, preferred stock, common stock and warrants.


/s/ ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia
December 22, 2003